1993 ADDENDUM
                              TO
                      ANVIL PRODUCTS, INC.

         HOURLY RETIREMENT SAVINGS AND INVESTMENT PLAN
         ---------------------------------------------

       The Anvil Products, Inc. Hourly Retirement Savings and Investment Plan established effective February 1, 1992 by means of the Goodwin, Procter & Hoar Regional Prototype Non-Standard Profit Sharing Section 401(k) Plan Basic Plan Document No. 1, Adoption Agreement 002 and Attachment thereto is hereby further amended as follows:

       1. Effective July 1, 1993, the term "Entry Date" shall mean the first day of each calendar quarter.

       2. Effective January 1, 1993, Section 7.05(a) is hereby amended by deleting the second, third and fourth paragraphs of said Section and substituting in lieu thereof the following:

     "If, upon termination of employment, the value of a Member's vested account balances derived from Employer and Employee contributions is not greater than $3,500, the Member shall receive a distribution of the value of his vested account balances in a lump sum pursuant to the provisions of Section
7.07 within a reasonable time after his termination of employment.

     If, upon termination of employment, a Member has no vested interest in his Matching Account and Employer Account, the Member shall be deemed to have received a distribution of his interest in such Account as of his termination date and the non-vested portion of his Matching Account and Employer Account shall be treated as a forfeiture as of such date and applied to reduce future Matching Contributions."

       3. Effective October 1, 1993, with respect to each Member who elects to make a hardship withdrawal from his Elective Deferral Account, pursuant to
Section 7.06(b) of the Basic Plan Document, in determining that such Member is not able to

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meet his "Financial Hardship" from any other reasonably available resources, the Plan Administrator may reasonably rely upon the written certification of the Member given in accordance with the regulations promulgated under Section 401(k) of the Code. In addition, Section 7.06(b)(iv) of the Basic Plan is further amended to delete subsections (B) and (D) in their entireties and to renumber subsection (C) as (B).

       4. Effective October 1, 1993, Members shall be permitted to borrow from the Plan pursuant to Section 7.10 of the Basic Plan Document; provided, however, that Members shall not be permitted to borrow from their Matching Accounts or their Employer Accounts.

       IN WITNESS WHEREOF, the foregoing has been executed by a duly authorized member on behalf of the Tyco Laboratories, Inc. Retirement Committee this 16 day of December, 1993.
               ---       --------

                             TYCO LABORATORIES, INC. RETIREMENT
                             COMMITTEE

                             By /s/John A. Helfrich
                                --------------------------------